- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                                  SCHEDULE 14A
                                   (RULE 14A)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  /X/

Filed by a Party other than the Registrant  / /

Check the appropriate box:

/X/  Preliminary Proxy Statement           / /  CONFIDENTIAL, FOR USE OF THE
                                           COMMISSION ONLY (AS PERMITTED BY RULE
                                                14A-6(E)(2))
/ /  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                              PPG INDUSTRIES, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                XXXXXXXXXXXXXXXX
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of filing fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     (1) Title of each class of securities to which transaction applies:
     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
     (4) Proposed maximum aggregate value of transaction:
     (5) Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
     (2) Form, Schedule or Registration Statement No.:
     (3) Filing Party:
     (4) Date Filed:

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- --------------------------------------------------------------------------------

      PPG Industries, Inc.  One PPG Place  Pittsburgh, Pennsylvania 15272

                                                                  March 10, 1995

DEAR SHAREHOLDER:

     You are cordially invited to attend the Annual Meeting of Shareholders of PPG Industries, Inc. to be held on Thursday, April 20, 1995, at 2:00 P.M. in The Pittsburgh Hilton, Gateway Center, Pittsburgh, Pennsylvania. We look forward to greeting personally those shareholders who will be able to be present.

     This booklet includes the notice of the Annual Meeting and the Proxy Statement, which contains information about the business of the Annual Meeting and about your Board of Directors and its committees. This year you are being asked to elect three Directors, to elect Auditors, and to approve a proposal to amend the Company's Restated Articles to increase the number of authorized shares of Common Stock.

     It is important that your shares be represented at the Annual Meeting whether or not you are able to attend personally. You are, therefore, urged to complete, date and sign the accompanying Proxy Card and return it promptly in the return envelope provided.

                                                Sincerely yours,
                                                Jerry E. Dempsey
                                                Chairman of the Board

                              PPG INDUSTRIES, INC.
                 One PPG Place, Pittsburgh, Pennsylvania 15272

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 20, 1995

     Notice is hereby given that the Annual Meeting of Shareholders of PPG Industries, Inc. will be held on Thursday, April 20, 1995, at 2:00 P.M., prevailing time, in THE PITTSBURGH HILTON, GATEWAY CENTER, PITTSBURGH, PENNSYLVANIA, for the purpose of considering and acting upon the following:

          1. The election of three Directors;

          2. The election of Auditors;

          3. A proposal to amend the Company's Restated Articles to increase the number of authorized shares of Common Stock; and

          4. Such other matters as may properly come before the Meeting or any adjournment thereof.

     Only shareholders of record of the Company as of the close of business on February 21, 1995 are entitled to notice of and to vote at the Meeting or any adjournment thereof.

     Admission to the Meeting will be by Admission Card only. If you are a shareholder of record or a Savings Plan participant and plan to attend, you may obtain an Admission Card by marking the box provided on the proxy and voting instruction card. If your shares are not registered in your name, please advise the shareholder of record (your bank, broker, etc.) that you wish to attend. That firm will request an Admission Card for you or provide you with evidence of your ownership that will gain you admission to the Meeting.

H. Kennedy Linge, Secretary

                                                      Pittsburgh, Pennsylvania
                                                      March 10, 1995

                              PPG INDUSTRIES, INC.
                 One PPG Place, Pittsburgh, Pennsylvania 15272

                                PROXY STATEMENT

                 ANNUAL MEETING OF SHAREHOLDERS--APRIL 20, 1995

                               TABLE OF CONTENTS

                                                                              PAGE
                                                                              ----
Voting Securities...........................................................    2
Election of Directors.......................................................    5
     Committees of the Board................................................    7
     Compensation of Directors..............................................    9
     Other Transactions.....................................................   10
Compensation of Executive Officers..........................................   10
     Compensation Committee Report on Executive Compensation................   10
     Summary of Named Executives' Compensation..............................   15
     Option Grants..........................................................   16
     Option Exercises and Fiscal Year-End Values............................   19
     Retirement Plans.......................................................   19
     Employment Agreements and Change in Control Arrangements...............   21
     Shareholder Return Performance Graph...................................   22
Proposal to Approve an Amendment to the Restated Articles of the Company to
  Increase the Number of Authorized Shares of Common Stock..................   23
     General................................................................   23
     Purposes and Effects of the Amendment..................................   24
Election of Auditors........................................................   25
Miscellaneous...............................................................   25
     Vote Required..........................................................   25
     Solicitation Costs.....................................................   26
     Shareholder Proposals..................................................   26
     Other Matters..........................................................   26

                              PPG INDUSTRIES, INC.
                 One PPG Place, Pittsburgh, Pennsylvania 15272

                                PROXY STATEMENT

                 ANNUAL MEETING OF SHAREHOLDERS--APRIL 20, 1995

     This Proxy Statement is being mailed to the shareholders of PPG Industries, Inc. (hereinafter sometimes called "PPG" or the "Company") on or about March 10, 1995, in connection with the solicitation of proxies by the Board of Directors of the Company (hereinafter sometimes called the "Board of Directors" or the "Board"). Such proxies, which may be given in the form of the accompanying proxy and voting instruction card, will be voted at the Annual Meeting of Shareholders of the Company (hereinafter sometimes called the "Meeting") to be held on Thursday, April 20, 1995, at 2:00 P.M., prevailing time, in THE PITTSBURGH HILTON, GATEWAY CENTER, PITTSBURGH, PENNSYLVANIA and at any adjournment thereof. Proxies may be revoked at will before they have been exercised, but the revocation of a proxy will not be effective until written notice thereof has been given to the Secretary of the Company.

                               VOTING SECURITIES

     On April 21, 1994, the Board authorized a two-for-one split of the Common Stock of the Company in the form of a stock distribution payable on June 10, 1994 to shareholders of record at the close of business on May 10, 1994. Unless otherwise specified, where necessary in this Proxy Statement numbers of shares or Options to acquire shares of the Company's Common Stock have been restated to reflect the two-for-one split.

     As of the close of business on February 21, 1995, there were outstanding 206,407,044 shares of the Common Stock of the Company, par value $1.66 2/3 per share, the only class of voting securities of the Company outstanding. Only shareholders of record as of the close of business on February 21, 1995, are entitled to notice of and to vote at the Meeting. Except with respect to the election of Directors, each such shareholder is entitled to one vote for each share so held. With respect to the election of Directors, the right of cumulative voting exists. That right permits each shareholder to multiply the number of shares the shareholder is entitled to vote by the number of Directors to be elected in order to determine the number of votes the shareholder is entitled to cast, and, then, to cast all or any number of such votes for one nominee or to distribute them among any two or more nominees. The proxies solicit discretionary authority to vote cumulatively.

     Set forth below is certain information with respect to the beneficial ownership of shares of the Common Stock as of February 21, 1995 by certain persons, including (i) the nominees for Directors, the continuing Directors, one of whom is the Chief Executive Officer of the Company (hereinafter sometimes called the "CEO"), and the four other most highly compensated Executive Officers of the Company and (ii) such persons and all other Executive Officers, as a group.

                                                     Amount and Nature of
                                                   Beneficial Ownership(1)
                                               --------------------------------
                       Name of                    Shares of        Common Stock
                   Beneficial Owner            Common Stock(2)     Equivalents(3)
         ------------------------------------  ---------------     ------------
         Jerry E. Dempsey....................       162,865               --
         Erroll B. Davis, Jr.................           100               24
         Stanley C. Gault....................        10,000            6,666
         Allen J. Krowe......................         4,000            5,492
         Steven C. Mason.....................         2,000            3,782
         Harold A. McInnes...................         2,400            5,610
         Robert Mehrabian....................         2,000            1,779
         Vincent A. Sarni....................       426,654               24
         David G. Vice.......................         3,000            2,512
         David R. Whitwam....................         2,000            3,613
         Robert D. Duncan....................       244,669               --
         Peter R. Heinze.....................        99,806            1,735
         John J. Horgan......................       158,939               --
         Raymond W. LeBoeuf..................       207,543           22,090
         All of the above and all other
           Executive Officers as a
           Group(4)..........................     1,648,940           94,715

- ------------

(1) None of the identified beneficial owners, including all of the beneficial owners named above and all other Executive Officers as a Group, holds more than 1% of the shares of the Common Stock outstanding. Each of the identified beneficial owners has sole voting power and sole investment power as to all of the shares beneficially owned by him or her with the exception of (i) shares held by certain of them jointly with, or directly by, their spouses or minor children and (ii) the Common Stock Equivalents which are described more fully below and which have no voting power.

(2) Of the shares shown, 148,937; 376,955; 170,620; 90,332; 140,599; and 151,210
    of the shares of Messrs. Dempsey, Sarni, Duncan, Heinze, Horgan and LeBoeuf, respectively, and 1,370,398 of the shares held by all of the beneficial owners named above and all other Executive Officers as a Group are shares as to which the beneficial owner has the right to acquire beneficial ownership within sixty days of February 21, 1995, upon the exercise of Options granted under the Company's 1984 Stock Option Plan (the "Stock Option Plan").

(3) Directors who neither are nor were employees of the Company hold Common Stock Equivalents in their accounts in the Directors' Retirement Plan (which Plan is described under "Compensation of Directors" below). Certain Directors also hold Common Stock Equivalents in their accounts in the Deferred Compensation Plan for Directors (which Plan is also described under "Compensation of Directors"). Certain Executive Officers hold Common Stock Equivalents in their accounts as a result of their deferral of awards made to them under the Company's Incentive Compensation and Deferred Income Plan for Key Employees and the 1984 Earnings Growth Plan. Common Stock Equivalents are hypothetical shares of Common Stock having a value on any given date equal to the value of a share of Common Stock. Common Stock Equivalents earn dividend equivalents until the Common Stock Equivalents are paid in cash, but they have no voting rights or other rights of a holder of the Common Stock.

(4) The Group consists of 17 persons: the eight Executive Officers of the Company as of February 21, 1995 and the three nominees for Directors and the six continuing Directors, who are not Executive Officers.

                             ELECTION OF DIRECTORS

     Three Directors are to be elected to serve a term of three years and until their successors have been elected and qualified. It is intended that the shares represented by each proxy will be voted cumulatively, in the discretion of the proxies, for the nominees for Directors set forth below, each of whom is an incumbent, or for any substitute nominee or nominees designated by the Board of Directors in the event any nominee or nominees become unavailable for election. The principal occupations of, and certain other information regarding, the nominees and the continuing Directors, are set forth below.
                               ------------------

                  Nominees to Serve for a Term of Three Years
                               ------------------

         Name and
   Principal Occupation                     Certain Other Information
- ---------------------------   -----------------------------------------------------
ERROLL B. DAVIS, JR.          Mr. Davis, 50, has been a Director of PPG since
  President and Chief         December 1994. He has been President of Wisconsin
  Executive Officer           Power and Light Company, an electric, gas and water
  Wisconsin Power and Light   utility company since 1987, and Chief Executive
  Company and WPL Holdings    Officer since 1988. He has been President and CEO of
                              WPL Holdings, the parent company of Wisconsin Power
                              and Light Company, since 1990. He is also a director
                              of Sentry Insurance Company and of Amoco Corporation.

ALLEN J. KROWE                Mr. Krowe, 62, has been a Director of PPG since 1987.
  Vice Chairman,              He has been Vice Chairman of Texaco Inc., an
  Texaco Inc.                 international petroleum company, since 1993, having
                              served as Senior Vice President and Chief Financial
                              Officer from 1988 to 1993. He is also a director of
                              I.B.J. Schroder Bank & Trust Company and Texaco Inc.
                              and serves on the Advisory Board of Informart.

ROBERT MEHRABIAN              Dr. Mehrabian, 53, has been a Director of PPG since
  President                   1992. He has been President of Carnegie Mellon
  Carnegie Mellon             University, an educational institution, since 1990.
  University                  He was Dean of the College of Engineering at the
                              University of California, Santa Barbara from 1983 to
                              1990. He is also a director of DQE Inc. and Mellon
                              Bank Corporation.

                               ------------------

                   Continuing Directors--Term Expires in 1996

                               ------------------

         Name and
   Principal Occupation                     Certain Other Information
- ---------------------------   -----------------------------------------------------
HAROLD A. MCINNES             Mr. McInnes, 67, has been a Director of PPG since
  Retired Chairman of the     1986. He was Chairman of the Board and Chief
  Board and Chief Executive   Executive Officer of AMP Incorporated, an electrical
  Officer, AMP Incorporated   products company, from 1990 until his retirement in
                              1993, having served as Vice Chairman of the Board
                              from 1986 until 1990. He is also a Director and
                              Chairman of the Executive Committee of the Board of
                              Directors of AMP Incorporated.

VINCENT A. SARNI              Mr. Sarni, 66, has been a Director of PPG since 1984.
  Retired Chairman of the     He was Chairman of the Board and Chief Executive
  Board and Chief Executive   Officer of PPG from 1984 until his retirement in
  Officer, PPG Industries,    1993. He is also a director of Hershey Foods Corp.,
  Inc.                        The LTV Corporation, PNC Financial Corp. and Amtrol
                              Incorporated.

David G. Vice                 Mr. Vice, 61, has been a Director of PPG since 1988.
  Retired Vice-Chairman       He was Vice-Chairman, Products and Technology, of
  Products and Technology,    Northern Telecom Limited, a telecommunications
  Northern Telecom Limited    systems company, from 1990 until his retirement in
                              1992, having served as President from 1985 until
                              1990. He is also a director of Sun Life Assurance
                              Company of Canada.

                               ------------------

                 Continuing Directors--Term Expires in 1997(1)

                               ------------------

         Name and
   Principal Occupation                     Certain Other Information
- ---------------------------   -----------------------------------------------------
JERRY E. DEMPSEY              Mr. Dempsey, 62, has been a Director of PPG since
  Chairman of the Board and   August 1993. He joined PPG in August 1993 as Chairman
  Chief Executive Officer,    of the Board and Chief Executive Officer-Elect and in
  PPG Industries, Inc.        September 1993 he became Chairman of the Board and
                              Chief Executive Officer. From 1991 until he joined
                              PPG, he was Senior Vice President of WMX
                              Technologies, Inc., a waste treatment and disposal
                              company, and Chairman of its publicly traded,
                              majority-owned subsidiary, Chemical Waste Management,
                              having served as President and Chief Executive
                              Officer of Chemical Waste Management from 1985 to
                              1991. He is also a director of WMX Technologies, Inc.
                              and Navistar International.

         Name and
   Principal Occupation                     Certain Other Information
- ---------------------------   -----------------------------------------------------
STANLEY C. GAULT(1)           Mr. Gault, 69, has been a Director of PPG since 1980.
  Chairman of the Board and   He has been Chairman of the Board and Chief Executive
  Chief Executive Officer,    Officer of The Goodyear Tire & Rubber Company, a
  The Goodyear Tire           manufacturer and distributor of tires, chemicals,
  & Rubber Company            polymers, plastic film and other rubber products,
                              since 1991. He was Chairman of the Board and Chief
                              Executive Officer of Rubbermaid Incorporated, a
                              manufacturer and distributor of plastic and rubber
                              products, from 1980 to 1991. He is also a director of
                              Avon Products, Inc., International Paper Company,
                              Rubbermaid Incorporated and The Timken Company. In
                              addition, he serves as a director of The New York
                              Stock Exchange, Inc.

STEVEN C. MASON               Mr. Mason, 59, has been a Director of PPG since 1990.
  Chairman of the Board and   He has been Chairman of the Board and Chief Executive
  Chief Executive Officer,    Officer of Mead Corporation, a forest products
  Mead Corporation            company, since 1992, having served as Vice Chairman
                              from 1991 to 1992 and as President and Chief
                              Operating Officer from 1982 until 1991. He is also a
                              director of Duriron Company, Inc.

DAVID R. WHITWAM              Mr. Whitwam, 53, has been a Director of PPG since
  Chairman of the Board and   1991. He has been Chairman of the Board and Chief
  Chief Executive Officer,    Executive Officer of Whirlpool Corporation, a
  Whirlpool Corporation       manufacturer and distributor of household appliances
                              and related products, since 1987.

- ------------

(1) Mr. Gault, in accordance with the retirement policy of the Company, will retire as a Director effective at the 1996 Annual Meeting of Shareholders of the Company.

COMMITTEES OF THE BOARD

     The Board of Directors has appointed several standing committees, including an Audit Committee, a Nominating Committee and an Officers-Directors Compensation Committee. During 1994, the Board held ten meetings, while the Audit Committee held three meetings, the Nominating Committee three meetings and the Officers-Directors Compensation Committee five meetings. The average attendance at meetings of the Board and Committees of the Board during 1994 was over 90 percent, and each Director attended at least 80 percent of the total number of meetings of the Board and Committees of the Board on which such Director served. Descriptions of the Audit, Nominating and Officers-Directors Compensation Committees are set forth below. None of the members of those Committees is a past or present employee or Officer of the Company.

     Audit Committee--The functions of the Audit Committee are primarily to review with the independent public accountants and the Company's internal auditors their respective reports and recommendations concerning audit findings and the scopes and plans of their future audit programs and to meet with Officers of the Company and separately with the independent public accountants and with the internal auditors to review audits, annual financial statements, accounting and financial controls and compliance with appropriate codes of conduct. The Audit Committee also recommends to the Board of Directors the independent public accountants to be recommended for election annually by the shareholders. The members of the Audit Committee are Mrs. Lucie J. Fjeldstad and Messrs. Stanley C. Gault, Allen J. Krowe, Robert Mehrabian and David G. Vice.

     Nominating Committee--The Nominating Committee recommends to the Board of Directors the persons to be nominated by the Board to stand for election as Directors at each Annual Meeting of Shareholders, the person or persons to be elected by the Board to fill any vacancy or vacancies in its number and the persons to be elected by the Board to key offices and positions of the Company. The Nominating Committee also annually reports to the Board the Committee's assessment of the performance of the Board as a whole. The members of the Nominating Committee are Messrs. Allen J. Krowe, Steven C. Mason, Harold A. McInnes, Robert Mehrabian and David R. Whitwam.

     The Company's bylaws provide that nominations for persons to stand for election as Directors may be made by holders of record of Common Stock entitled to vote in the election of the Directors to be elected; provided that a nomination may be made by a shareholder at a meeting of shareholders only if written notice of such nomination is received by the Secretary of the Company not later than (i) with respect to an election to be held at an Annual Meeting of Shareholders, the date on which a shareholder proposal would have to be submitted to the Company in order to be set forth in the Company's Proxy Statement, as provided in the applicable proxy rules of the Securities and Exchange Commission (with respect to the 1996 Annual Meeting, that date is November 10, 1995) and (ii) with respect to an election to be held at a special meeting of shareholders, the close of business on the tenth day following the date on which notice of such meeting is first given to shareholders. Each such nomination by a shareholder must set forth: (a) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the shareholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (d) such other information regarding each nominee proposed by such shareholder as would be required to be included in a Proxy Statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated by the Board of Directors; and (e) the written consent of each nominee, signed by such nominee, to serve as a Director of the Company if so elected.

     Officers-Directors Compensation Committee--The Officers-Directors Compensation Committee (in the Compensation Committee Report below sometimes referred to as the "Committee") annually evaluates the performance of the CEO, administers and interprets the Company's Incentive Compensation and Deferred Income Plan for Key Employees, Earnings Growth Plans and the Stock Option Plan and fixes the compensation and benefits of the Officers of the Company who are also Directors (currently only Mr. Dempsey) and of the members of the Company's Management Committee (consisting currently of Messrs. Crane, Dempsey, Duncan, Heinze, Hernandez, Horgan, LeBoeuf and Zoghby, who are the Executive Officers of the Company). The members of the Officers-Directors Compensation Committee are Mrs. Lucie J. Fjeldstad and Messrs. Stanley C. Gault, Steven C. Mason, Harold A. McInnes, David G. Vice and David R. Whitwam.

COMPENSATION OF DIRECTORS

     Directors who are not also Officers receive a basic annual retainer of $30,000 and a fee of $1,000 for each Board or Committee meeting they attend. In addition, the members of the Audit Committee receive an annual retainer of $4,000 while the members of the Nominating and Officers-Directors Compensation Committees receive an annual retainer of $3,000. The Chairman of each Committee receives an additional $1,000 annually. Any Director who is also an Officer receives no compensation as a Director.

     Under the Company's Deferred Compensation Plan for Directors, each Director must defer receipt of such compensation as the Board mandates. Currently, the Board mandates deferral of 1/3 of each payment of the basic annual retainer of each Director who is permitted to defer taxation under the tax laws applicable to such Director. Under the Plan, each Director may also elect to defer the receipt of all compensation. All deferred payments are held in the form of Common Stock Equivalents and earn dividend equivalents until paid. Payments will be made in cash. Common Stock Equivalents are hypothetical shares of Common Stock having a value on any given date equal to the value of a share of Common Stock.

     Under the Directors' Retirement Plan, each Director who neither is nor was an employee of the Company and who serves on the Board of Directors as of the day following each Annual Meeting of Shareholders is credited with Common Stock Equivalents worth one-half of the Director's basic annual retainer. No more than ten annual credits may be made for the account of any Director. Directors who were less than ten years from the normal retirement age for Directors on the day following the 1988 Annual Meeting of shareholders were credited with $10,000 worth of Common Stock Equivalents for each prior year of service as a Director, but the number of such years of prior service for which such credits were made, plus the number of annual credits expected to be made on a Director's behalf through the Director's normal retirement age, did not exceed ten. The Common Stock Equivalents held in each Director's account earn dividend equivalents. Upon termination of service, the Common Stock Equivalents held in a Director's account will be paid in cash in annual installments to the Director, or the Director's spouse in the event of the Director's death.

     As part of its overall program to promote charitable giving, the Company has established a Directors' charitable award program funded by insurance policies on the lives of Directors. Each of the Company's Directors participates in the program. Upon the death of an individual Director, the Company will donate an amount up to and including a total of $1 million to one or more qualifying charitable organizations recommended by such Director and approved by the Company. The Company will subsequently be reimbursed from the proceeds of the life insurance policies. Individual Directors derive no financial benefit from this program since all charitable deductions accrue solely to the Company.

OTHER TRANSACTIONS

     PPG and its subsidiaries purchase products and services from and/or sell products and services to companies of which certain of the Directors of PPG are executive officers or were executive officers during 1994. PPG does not consider the amounts involved in such transactions material. Such purchases from and sales to each company involved less than 1% of the consolidated gross revenues for 1994 of the purchaser and seller and all of such transactions were in the ordinary course of business and at competitive terms and prices no less favorable to PPG than those which could be obtained from other parties. Some of such transactions are continuing, and it is anticipated that similar transactions will recur from time to time. PPG has entered into a construction lease agreement with Flo K. Gault, wife of PPG Director Stanley C. Gault, under which PPG will lease premises in Louisville, Kentucky for use as a glass storage and handling center. PPG will pay approximately $4,641 per month (plus applicable taxes and insurance premiums) over the five-year term of the lease. The lease was negotiated as an arm's-length-transaction in the ordinary course of business and the cost to PPG will be comparable to the cost of leasing similar suitable premises.

                       COMPENSATION OF EXECUTIVE OFFICERS

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Officers-Directors Compensation Committee of the Board of Directors is responsible for determining and administering the policies which govern the executive compensation programs of the Company. The Committee which consists entirely of independent outside Directors met five times in 1994 to establish Company performance goals, base salary pay levels, target annual bonus awards and annual bonus payments and to establish long-term incentives for Officers of the Company.

Philosophy

     The philosophy of the Committee is that the interests of the Company and its shareholders require attracting and retaining the best possible executive talent, motivating executives to achieve goals which support business strategies and linking executive and shareholder interests. The Committee believes this is generally best accomplished by compensating the CEO and Executive Officers (referred to collectively in this Proxy Statement as the "Executives") competitively while having a significant portion of their total compensation variable and related to the performance of the Company against established goals and their overall personal performance in directing the enterprise and by the utilization of equity-based plans. Recruitment of highly qualified executives from outside the Company may occasionally require guaranteeing a minimum amount of variable compensation in the early years of the executive's employment.

Annual Compensation Programs

     The levels of base salary and target annual bonuses for the Executives, including the CEO and the other four Executives named in the compensation tables below (collectively, the "Named Executives") are established annually under a program also applicable to other professional associates. Total annual compensation is targeted at the arithmetic average (mean) of a group of comparison companies selected because of their traditional high Return on Equity
(ROE) performance and for which compensation data are available. The Committee believes that the most direct competitors for executive talent are not the companies that are included in the Dow Jones Industrial Diversified Index. Thus, the high ROE companies used for compensation purposes are not the same as the companies included in the index used in the Comparison of Five-Year Cumulative Total Shareholder Return graph on page 22.

     The Executives' base salaries are maintained below the salary range midpoints which are set at the average of the salary range midpoints of the comparison group of ROE companies. Annual bonus awards under the Company's Incentive Compensation Plan are then targeted at a level which, when combined with base salaries, will approximate the average base salary and annual bonus paid by the group of comparison companies. Thus a competitive total compensation is achieved when target performance is met but with a larger percent of pay at risk than is the case in comparison companies.

     Annual bonus compensation will exceed the average of the comparison companies when Company financial performance meets or exceeds targets established by the Committee and individual performance has had a positive effect on meeting strategic objectives of the Company. Annual bonus compensation will be below the average of the comparison companies when Company financial performance does not meet targets and individual performance does not have a positive effect on strategic objectives. The financial performance targets established by the Committee are based on earnings and cash flow. Certain one time adjustments are not included in determining the earnings and cash flow. Bonus awards are calculated against these financial targets and then are increased or decreased by the Committee based on personal performance ratings related to achievement of strategic objectives of the Company. The personal performance rating for the CEO is determined by the Committee and the other Executives are rated by the CEO.

     Final awards are subject to the discretion of the Committee as permitted in the plan approved by the shareholders. If minimum thresholds of earnings and cash flow are not achieved, no awards are granted by the Committee. The Committee has traditionally determined that 20% of the annual bonus award be paid in Common Stock of the Company to build ownership levels and to align executive interest more closely with the shareholders.

Long Term Incentive Program

     It is the Committee's policy to promote the growth and profitability of the Company by providing key employees an opportunity to invest in the stock of the Company, and thereby provide them with additional incentive to cause the Company to grow and profit, make their compensation competitive with opportunities available in industry and encourage them to continue in the employ of the Company.

     Long term incentives are currently provided under the 1984 Stock Option Plan which has been approved by shareholders and provides for the granting of stock options to key management employees. Option grants are established each year to be competitive with long term incentives of the comparison group of companies. The number of stock options granted to each executive is determined so that the potential value of the Options when combined with annual compensation discussed above will approximate total annual and long-term compensation paid to executives in the comparison companies. The number of Option shares granted is not determined by past performance, but the Options are performance related since the value of the Option is ultimately determined by the future performance of the Company as reflected by stock price. The number of stock options granted is not dependent on the number granted in the past or the number presently held.

     Also, as shown in the Option Grant Table and related footnotes on page(s) 17 and 18, some Named Executives exercised existing Options in a manner entitling them to receive Restored Options under the Restored Option provisions of the Stock Option Plan approved by shareholders in 1992. The Restored Option provisions encourage Optionees to exercise Options earlier during the Option Term, thereby building their stock ownership to better align their interests with the interests of shareholders.

CEO Compensation

     Mr. Dempsey's annualized base salary for 1994 was raised 3.3% over his annualized salary for 1993 to $620,000. This salary change was based on the competitive base salary program described above. His annual bonus for 1994 was based 80% on Company financial goals and 20% on non-financial goals related to strategic objectives of the Company. Financial goals were weighted 65% on earnings targets and 35% on cash flow targets. The financial performance of the Company against both earnings and cash flow targets established by the Committee significantly exceeded those targets in 1994. The Committee also rated the CEO's performance toward achieving strategic objectives related to succession planning, strategic planning, capital allocation, compensation and benefits and responsiveness to PPG's shareholders as exceeding requirements. Mr. Dempsey's 1994 annual bonus, therefore, exceeded established targets as well as the bonus guaranteed by his employment contract.

     Mr. Dempsey was granted 100,000 stock options at fair market value on the date of grant, consistent with the Committee philosophy that the potential value of the Options combined with targeted annual compensation will be competitive with total annual and long-term compensation provided by the comparison group of companies.

     Mr. Dempsey also elected to receive a Restored Option for 12,948 shares in 1994 under the Restored Option provisions of the 1984 Stock Option Plan.

Other Named Executives

     The accompanying compensation tables list four Executives other than the CEO ("Other Named Executives"). The Other Named Executives' base salaries were increased over 1993 base salaries consistent with our base pay practice discussed above. Mr. Duncan and Mr. LeBoeuf also received base pay increases at the time they were promoted and elected to the Office of the Chief Executive. The Office of the Chief Executive, consisting of Messrs. Dempsey, Duncan and LeBoeuf, was formed to address such broad issues as succession planning, strategic planning, capital allocation, compensation and benefits and responsiveness to PPG's Shareholders.

     The Other Named Executives' annual bonus awards were based on the same weights and financial performance measures as the CEO with non-Financial measures directly related to their corporate and strategic business unit objectives. Annual bonus awards of all of the Other Named Executives were higher in 1994 than in 1993 and higher than target awards established by the

Committee because Company financial performance exceeded targets and the personal performance of each against non-financial measures exceeded requirements.

     The number of Options granted to Other Named Executives is related to the level of responsibility determined by the Optionee's job grade level on the date of grant. Job grade levels are established by an evaluation methodology developed by an independent consultant. The 1994 Option grants represent a level of long-term incentives which are competitive with the average provided by our comparison group of companies. A significant number of the Options granted to Messrs. Duncan, LeBoeuf and Horgan in 1992 were intended to replace long-term incentives previously provided by the 1984 Earnings Growth Plan which were terminated in 1992. The Other Named Executives also elected to receive Restored Options as stated in the Option/SAR Grants in the Last Fiscal Year table on page 17.

     Gains realized from exercising Options under the long-term incentive 1984 Stock Option Plan are exempt from the deductibility limitations under Section 162(m) of the Internal Revenue Code. Compensation paid from the annual bonus plan does not qualify for exemption from deductibility limits under Section 162(m). The Committee believes the annual bonus plan must be sufficiently flexible to allow the Committee to adjust awards appropriately for the effect of unusual events such as acquisitions, divestitures and other major corporate, accounting or legal changes impacting on earnings and cash flow. This ability to exercise discretion under the terms of the annual bonus plan in the view of the Committee is in the best interest of the Company and its shareholders and outweighs the need to qualify all plans so that income paid through the plans is exempt from the deductibility limits of Section 162(m) of the Internal Revenue Code. Nonetheless, all taxable income for 1994 of the CEO and Other Named Executives qualified under Section 162(m) as deductible by the Company.

     Through the programs and actions of the Committee described above, a very significant portion of the Company's executive compensation is linked directly to Company performance and stock appreciation. The Officers-Directors Compensation Committee intends to continue the policy of linking executive compensation to corporate performance and returns to shareholders.

                                       The Officers-Directors Compensation
                                       Committee:
                                       Lucie J. Fjeldstad
                                       Stanley C. Gault
                                       Steven C. Mason
                                       Harold A. McInnes
                                       David G. Vice
                                       David R. Whitwam

SUMMARY OF NAMED EXECUTIVES' COMPENSATION

     There is shown below information concerning the annual and long-term compensation for services in all capacities to the Company for the fiscal years ended December 31, 1994, 1993 and 1992, of those persons who (i) served as the chief executive officer of the Company at any time during 1994 and (ii) the other four most highly compensated Executive Officers of the Company at December 31, 1994. In this Proxy Statement, the five persons named in the table below are referred to as the Named Executives.

                           SUMMARY COMPENSATION TABLE

                                                                                    Long Term Compensation
                                                                                 ----------------------------
                                                 Annual Compensation                        Awards
                                         -----------------------------------     ----------------------------
                                                                     Other                        Securities
                                                                    Annual       Restricted       Underlying      All Other
          Name and                       Salary        Bonus       Compensa-        Stock        Options/SARs     Compensa-
     Principal Position         Year       ($)        ($)(1)        tion($)      Award(s)($)(2)     (#)(3)        tion($)(4)
- ----------------------------    ----     -------     ---------     ---------     -----------     ------------     ---------
J. E. Dempsey                   1994     616,667                     27,145                         112,948          7,041
Chairman and CEO                1993     250,000       312,000          730                          50,000        348,969
  (Eff. 9/1/93)(5)

R. D. Duncan                    1994     364,983                      5,258                         150,759          5,572
Executive Vice President        1993     319,600       376,000            0                          90,958          8,336
                                1992     300,000       200,000        1,127                         137,158          7,764

R. W. LeBoeuf                   1994     335,483                      5,130                          89,332         11,073
Executive Vice President        1993     273,958       275,000            0                          84,592         16,617
                                1992     255,000       225,000        1,272                         113,608         14,280

P. R. Heinze                    1994     307,617                        859                          55,277          6,902
Sr. Vice President,             1993     279,076       190,000            0                          55,254         11,841
  Chemicals (Employed           1992     108,335       110,000            0        236,687           15,000          5,493
  8/1/92)

J. J. Horgan                    1994     287,867                      1,510                          59,155          5,347
Sr. Vice President,             1993     254,117       275,000            0                          38,000          8,564
  Fiber Glass                   1992     240,000       160,000          891                          86,000          7,595


- ------------

(1) Cash and market value of Common Stock awarded.

(2) Upon joining PPG, Mr. Heinze was granted 3,500 restricted shares (7,000 restricted shares on a post-split basis) of PPG Common Stock valued at $236,687 (based on the market value of PPG Common Stock of $67.625 per share on August 3, 1992, which was the date the shares were granted). The restrictions cover the 3-year period ending August 1, 1995, and ownership rights vest pro rata on a monthly basis throughout this 3-year period. During this vesting period, Mr. Heinze receives additional compensation from PPG equal to the dividends that would have been issued on the non-vested portion of the award. In 1994, this additional compensation amounted to $1,524. This amount has been included in the "All Other Compensation" column. At December 31, 1994, 1,361 shares (on a post-split basis) were still subject to restriction. This equates to 7/36 of the restricted stock award. Using the closing market price on December 31, 1994, these 1,361 restricted shares had a value equal to $50,527.

(3) As more fully described in the Compensation Committee Report on Executive Compensation above, the number of Options granted to certain Other Named Executives in 1992 is in part due to the decision of the Officers-Directors Compensation Committee to use Options granted under the Company's 1984 Stock Option Plan to replace the long-term incentives previously provided by the Company's 1984 Earnings Growth Plan. No awards were made in 1992, 1993, or 1994 under the Earnings Growth Plan. As more fully described in the Option Grant Table below, some of the Options granted to certain Named Executives in 1992, 1993, and 1994 were granted under the Restored Option provisions of the Stock Option Plan that were approved by shareholders in 1992.

(4) The following are included in the amounts shown under All Other Compensation for 1994: Company contributions under the Company's Employee Savings Plan were $4,650, $4,650, $4,650, $4,650, and $4,650 for Messrs. Dempsey, Duncan,
    LeBoeuf, Heinze, and Horgan, respectively. Under the Company's Benefit Account Plan, $300, $300, $300, $300, and $300 was credited to Messrs. Dempsey, Duncan, LeBoeuf, Heinze, and Horgan, respectively. The value of premiums paid with respect to term life insurance for the benefit of Messrs. Dempsey, Duncan, LeBoeuf, Heinze, and Horgan, respectively, was $2,091, $622, $340, $428, and $397. The amount shown for Mr. LeBoeuf includes $5,783, which is the portion of interest earned on certain deferred compensation above 120% of the applicable federal rate. The amount shown for Mr. Heinze includes $1,524, which represents an amount equal to dividends that would have been issued on the non-vested portion of the restricted stock award that is more fully described in Footnote 2. The amount shown for Mr. Dempsey in 1993 includes $346,250, which was the August 2, 1993 market value of 5,000 shares of PPG Common Stock which were granted to Mr. Dempsey when he joined PPG.

(5) Mr. Dempsey was employed as Chairman and CEO-Elect effective August 1, 1993 and became Chairman and CEO on September 1, 1993.

OPTION GRANTS

     Shown below is further information on grants of Options under the Company's Stock Option Plan during fiscal year 1994 to the Named Executives. All of the Options granted in 1994 were Nonqualified Options, as are all outstanding Options. No Stock Appreciation Rights were granted in 1994 and none are outstanding.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                            Individual Grants
                       ------------------------------------------------------------         Potential Value at Assumed
                                         Percent of                                                Annual Rates of
                         Number of        Total                                                      Stock Price
                        Securities     Options/SARs                                           Appreciation for Option
                        Underlying     Employees in      Exercise or                                Option Term(2)
                       Options/SARs     Fiscal  Year     Base Price      Expiration    ------------------------------------------
       Name            Granted(#)(1)       1994          ($/Share)         Date        0%($)(3)       5%($)            10%($)
- -------------------    ------------     ------------     -----------     ----------     --------   -------------    --------------

J. E. Dempsey             100,000          5.0            39.000        2/15/2004         0          2,453,000        6,216,000
                           12,948          0.7            41.625        8/01/2003         0            297,092          731,886

R. D. Duncan               43,000          2.2            39.000        2/15/2004         0          1,054,790        2,672,880
                           51,192          2.6            37.875        2/18/2002         0            925,807        2,217,381
                            1,052          0.1            38.500        2/18/1996         0              4,155            8,511
                            5,529          0.3            38.500        2/17/1997         0             33,561           70,439
                            5,313          0.3            38.500        2/16/1998         0             44,098           94,943
                            7,264          0.4            38.500        2/15/1999         0             77,289          170,704
                           11,009          0.6            38.500        2/11/2000         0            144,108          327,077
                           12,928          0.6            38.500        2/18/2002         0            237,617          569,220
                           13,472          0.7            38.500        2/16/2003         0            286,011          704,316

R. W. LeBoeuf              39,000          2.0            39.000        2/15/2004         0            956,670        2,424,240
                           50,332          2.5            37.875        2/18/2002         0            910,254        2,180,131

P. R. Heinze               38,000          1.9            39.000        2/15/2004         0            932,140        2,362,080
                            6,892          0.3            38.750        8/02/2002         0            127,502          305,385
                            1,273          0.1            38.750        2/16/2003         0             27,191           66,985
                            9,112          0.5            38.125        2/16/2003         0            191,489          471,774

J. J. Horgan               36,000          1.8            39.000        2/15/2004         0            883,080        2,237,760
                            9,480          0.5            38.250        2/18/2002         0            173,105          414,655
                           13,675          0.7            39.000        2/18/2002         0            254,629          609,905

All Shareholders(4)                                                                       0      5,080,163,000   12,873,336,000

Named Executive
  Officers' Gain as
  % of All Share-
  holders' Gain                                                                           0%             0.197%           0.193%

- ------------

(1) All Options were granted at Fair Market Value (the closing price for the Company's Common Stock as reported on the New York Stock Exchange-Composite Transactions) on the date of grant. Five of the Options shown were granted on February 16, 1994, at an


    Exercise Price of $39.00 (on a post-split basis) and become exercisable one year after the date of grant. The other Options shown on the table were granted to certain of the Named Executives under the Restored Option provisions of the Stock Option Plan that were approved by the shareholders in 1992. Under the Restored Option provisions, which apply to all Nonqualified Options outstanding on December 1, 1992, or granted thereafter, an Optionee who surrenders (or certifies ownership of) shares of Common Stock in payment of the Option Price of an Option is granted a new Nonqualified Option (a "Restored Option") covering the number of shares equal to the number of shares surrendered (or certified as to ownership) and surrendered or withheld to satisfy tax obligations. Restored Options have the same expiration date as the original Option, the exercise of which generated the Restored Option, an Exercise Price equal to the Fair Market Value of the Common Stock on the Date of Grant of the Restored Option and become exercisable six months after the Date of Grant.

(2) The dollar amounts under these columns are the result of calculations at 0%, and at the 5% and 10% rates set by the Securities and Exchange Commission and, therefore, are not intended to forecast possible future appreciation, if any, of PPG's Common Stock price. PPG did not use an alternative formula for a grant date valuation, as the Company is not aware of any formula which will determine with reasonable accuracy a present value based on future unknown or volatile factors.

(3) No gain to the Optionees is possible without an increase in stock price. A zero percent gain in stock price will result in zero gain for the Optionee.

(4) Based on 207.1 million issued shares (other than Treasury shares), these amounts are the total increase in shareholder value using the 0%, 5%, and 10% assumed annual appreciation rates and the price and terms of the February 16, 1994 grant.

OPTION EXERCISES AND FISCAL YEAR-END VALUES

     Shown below is information with respect to exercises during 1994 of Options granted under the Company's Stock Option Plan and information with respect to unexercised Options granted in 1994 and prior years under the Stock Option Plan.

            AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                            FY-END OPTION/SAR VALUES

                                                      Number of Securities
                                                     Underlying Unexercised             Value of Unexercised
                                                         Options/SARs at              In-the-Money Options/SARs
                    Shares                            December 31, 1994(#)           at December 31, 1994($)(1)
                  Acquired on        Value        -----------------------------     -----------------------------
     Name         Exercise(#)     Realized($)     Exercisable     Unexercisable     Exercisable     Unexercisable
- --------------    -----------     -----------     -----------     -------------     -----------     -------------
J. E. Dempsey        14,011          98,077          35,989          112,948           89,973                0
R. D. Duncan        120,944         937,655         127,620           99,567          138,064                0
R. W. LeBoeuf        56,000         476,000         112,210           89,332          387,297                0
P. R. Heinze         18,503          94,301          52,332           47,112          155,893                0
J. J. Horgan         20,792         244,031         107,284           49,675          620,231                0

- ------------

(1) Based on the closing price on the New York Stock Exchange Composite Transactions of the Company's Common Stock on December 30, 1994 (last trading day of fiscal year), which was $37.125 per share.

RETIREMENT PLANS

     The Company's qualified retirement plan for salaried employees and nonqualified retirement plan provide benefits after retirement. The annual benefits payable upon retirement under those plans to persons in hypothetical five-year average annual covered compensation and credited years-of-service classifications (assuming retirement as of December 31, 1995, at age 65) are estimated in the following table.

                              PENSION PLAN TABLE

Base and Incentive                                                 Credited Years-of-Service
   5-Year Avg.         -------------------------------------------------------------------------------------------------------------
Total Compensation             15                     20                     25                     30                    35
- ------------------     ------------------     ------------------     ------------------     ------------------    ------------------

     $125,000           $      25,570          $      34,093          $      42,617          $      51,140          $      59,664
      150,000                  31,570                 42,093                 52,617                 63,140                 73,664
      175,000                  37,570                 50,093                 62,617                 75,140                 87,664
      200,000                  43,570                 58,093                 72,617                 87,140                101,664
      225,000                  49,570                 66,093                 82,617                 99,140                115,664
      250,000                  55,570                 74,093                 92,617                111,140                129,664
      300,000                  67,570                 90,093                112,617                135,140                157,664
      400,000                  91,570                122,093                152,617                183,140                213,664
      450,000                 103,570                138,093                172,617                207,140                241,664
      500,000                 115,570                154,093                192,617                231,140                269,664
      600,000                 139,570                186,093                232,617                279,140                325,664
      750,000                 175,570                234,093                292,617                351,140                409,664
      850,000                 199,570                266,093                332,617                399,140                465,664


     The compensation covered by the Company's qualified retirement plan for salaried employees, which is compulsory and noncontributory, is the salary of a participant as limited by applicable Internal Revenue Service ("IRS") regulations. The compensation covered by the Company's nonqualified retirement plan, which is available only to those employees who participate in the qualified retirement plan for salaried employees and in the Company's Incentive Compensation Plan or Management Award Plan, is the compensation paid under the latter two plans, which for the Named Executives in the Summary Compensation Table on page 15 is shown in the "Bonus" column under "Annual Compensation". Additional benefits may be paid to certain participants under the Company's nonqualified retirement plan equal to any benefit which cannot be paid under the Company's qualified retirement plan for salaried employees because of the restrictions of any applicable IRS regulations. The benefit payable under the Company's qualified retirement plan for salaried employees is a function of a participant's highest consecutive five-year average annual covered compensation during the ten years immediately prior to retirement and credited years-of-service while a plan participant. The benefit payable under the Company's nonqualified retirement plan is a function of the participant's five-year average annual covered compensation for the highest five years out of the final ten years immediately prior to retirement and credited years-of-service. The highest five-year average annual covered compensation under both plans through 1994 for Messrs. Dempsey, Duncan, LeBoeuf, Heinze and Horgan is $674,165, $569,717, $455,788, $347,598 and $423,997, respectively. The annual benefits payable under the plans as shown in the table above are estimated on the basis of a straight life annuity notwithstanding the availability of a joint and survivor annuity or lump sum benefit and are not subject to reduction for social security benefits. For purposes of the plans, Mr. Dempsey has one and one-half years, Mr. Duncan thirty-three years, Mr. LeBoeuf fourteen years, Mr. Heinze two and one-half years and Mr. Horgan nineteen years.

EMPLOYMENT AGREEMENTS AND CHANGE IN CONTROL ARRANGEMENTS

     The Company has entered into employment agreements with certain key executives, including the Named Executives, which agreements provide for the continued employment of such executives for a period of two years following a change in control of the Company. The employment agreements contemplate that during such two-year period, such executives would continue to be employed in capacities, and compensated on a basis, commensurate with their capacities and compensation before the change in control occurred. The employment agreements contemplate, further, that in the event the executive's employment is terminated during such two-year period, (a) by the executive because either he has not been employed in a commensurate capacity or he has not been commensurately compensated, or (b) by the Company other than for cause, the executive would be entitled to receive, subject to certain limitations (including that he seek other employment), basically the salary and the awards under the Incentive Compensation Plan that he would have received through the remainder of the two-year period had his employment with the Company not terminated, reduced by any similar payments received from any other employment.

     In connection with his employment on August 1, 1992, Mr. Heinze received an Option grant of 7,500 shares of the Company's Common Stock (15,000 shares on a post-split basis) and a grant of 3,500 restricted shares of the Company's Common Stock (7,000 shares on a post-split basis). The restricted shares may not be sold or transferred by him until August 1, 1995 and if his employment is terminated for any reason before then, he must forfeit a proportionate number of the restricted shares. In addition, if his employment is terminated prior to August 1, 1995, other than for cause, his base salary and target bonus at the time of termination would be continued on a monthly basis for two years following termination. Such payments would be reduced by any earnings from employment obtained during the same two-year period.

     In connection with the employment by the Company on August 1, 1993 of Mr. Dempsey, the Company agreed that if, during his first two years of employment, his employment is terminated by the Board of Directors, except for cause, his base salary and minimum bonus under the Incentive Compensation Plan would be continued on a monthly basis for one year following separation and the limitation on the 5,000 shares of Common Stock granted to him upon his employment which prohibits the sale or transfer of such shares until August 1, 1996, would be removed. Mr. Dempsey's minimum bonus under the Incentive Compensation Plan for 1994 and 1995 is $400,000 each year.

SHAREHOLDER RETURN PERFORMANCE GRAPH

     Set forth below is a line graph comparing the yearly percentage change in the cumulative total shareholder return on the Company's Common Stock with the cumulative total return of the Standard & Poor's Composite - 500 Stock Index ("S&P 500 Index") and the Dow Jones Industrial Diversified Index for the five year period beginning December 31, 1989 and ending December 31, 1994. The S&P 500 Index and the Dow Jones Industrial Diversified Index data presented in the graph are based on the companies that comprised those indexes at the time the graph was prepared on January 24, 1995. The information presented in the graph assumes that the investment in the Company's Common Stock and each Index was $100 on December 31, 1989 and that all dividends were reinvested.

          COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL SHAREHOLDER RETURN
 PPG INDUSTRIES, INC., DOW JONES INDUSTRIAL DIVERSIFIED INDEX AND S&P 500 INDEX

      MEASUREMENT PERIOD
    (FISCAL YEAR COVERED)           S&P 500          DJID             PPG
'89                              100             100             100
'90                               97              93             123
'91                              126             115             136
'92                              136             134             183
'93                              150             163             217
'94                              152             150             219

                    PROPOSAL TO APPROVE AN AMENDMENT TO THE
                RESTATED ARTICLES OF THE COMPANY TO INCREASE THE
                  NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

GENERAL

     The Board has approved an amendment to the first paragraph of Article Fifth of the Company's Restated Articles of Incorporation to increase the number of shares of Common Stock, par value $1.66 2/3 per share, which the Company is authorized to issue, from 300 million to 600 million. The Board recommends that the Company's shareholders approve the amendment as follows:

          "RESOLVED, that the first paragraph of Article Fifth of the Restated Articles of Incorporation of PPG Industries, Inc. be amended and restated to read in its entirety as follows:

             'FIFTH. 5.1 The aggregate number of shares of all classes of capital stock which the corporation shall have authority to issue is 610,000,000, of which 10,000,000 shares shall be Preferred Stock, without par value, issuable in one or more series and 600,000,000 shares shall be Common Stock, par value $1.66 2/3 share.' "

     The Company's authorized capital stock currently consists of 10,000,000 shares of Preferred Stock, without par value, and 300 million shares of Common Stock, par value $1.66 2/3 per share. None of the shares of Preferred Stock has been issued. On May 10, 1994 the Board approved a two-for-one split of the Common Stock in the form of a 100% Common Stock distribution payable June 10, 1994 to shareholders of record on April 21, 1994. The stock split doubled the number of shares of Common Stock issued on June 10, 1994, leaving few unissued shares of Common Stock available for issuance without further action by the shareholders. On February 21, 1995 (the record date for the 1995 Annual Meeting of Shareholders), 290,573,068 shares of Common Stock had been issued, of which 206,407,044 were outstanding and 84,166,024 were held in the treasury of the Company. Therefore, on February 21, 1995, there were 9,426,932 unissued shares of Common Stock available for issuance without further action by the shareholders.

     The additional shares of Common Stock for which authorization is sought would be a part of the existing class of Common Stock and, if and when issued, would have the same rights and privileges as the shares of Common Stock presently outstanding. The shares of Common Stock presently outstanding entitle the holders to cumulative voting rights but not to preemptive rights to purchase additional shares of Common Stock, if and when issued. The amendment would make no change in either respect. To the extent, of course, that the additional authorized shares are not distributed pro rata to existing shareholders, some dilution in the holdings of those shareholders will occur. The amendment would have no effect on the authorized but unissued shares of Preferred Stock.

PURPOSES AND EFFECTS OF THE AMENDMENT

     The Board believes that it is desirable to have the additional authorized shares of Common Stock available for possible future stock dividends or splits, the Company's Dividend Reinvestment and Stock Purchase Plan and employee benefit plans, financing and acquisition transactions and other general corporate purposes. Having such additional authorized shares of Common Stock available for issuance in the future will give the Company greater flexibility and will allow such shares to be issued without the expense and delay of a special shareholder's meeting. The additional shares of Common Stock will be available without further action by the shareholders, unless such action is required by applicable law or the rules of any stock exchange on which the Company's securities may then be listed. The New York Stock Exchange, on which the issued shares of the Company's Common Stock are listed, currently requires specific shareholder approval as a prerequisite to listing shares in several instances, including acquisition transactions where the present or potential issuance of shares could result in an increase in the number of shares of Common Stock outstanding of 20% or more.

     The increase in the number of authorized shares of Common Stock is not designed to deter or prevent a change in control; however, under certain circumstances the Company could use the additional shares to create voting impediments or to frustrate persons seeking to effect a takeover or otherwise gain control of the Company by, for example, privately placing such shares with purchasers who might side with the Board in opposing a hostile takeover bid. There has been no attempt to take the Company over at any time in the past, and the Company is not aware of any current attempt to take it over.

     The Company has no agreements, commitments or plans with respect to the sale of any additional shares of Common Stock, except with respect to the Company's Dividend Reinvestment and Stock Purchase Plan, and executive compensation and employee benefit plans.

                     THE BOARD OF DIRECTORS RECOMMENDS THAT
                      SHAREHOLDERS VOTE FOR THIS PROPOSAL.

                              ELECTION OF AUDITORS

     It is proposed that action be taken at the Meeting with respect to the election of Deloitte & Touche LLP, Certified Public Accountants, as Auditors for the Company for the year 1995. Deloitte & Touche LLP have been regularly engaged by the Company for many years for the examination of accounts and other purposes. Representatives of Deloitte & Touche LLP are expected to be present at the Meeting and, while they do not plan to make a statement (although they will have the opportunity if they desire to do so), they will be available to respond to appropriate questions from shareholders.

 UPON THE RECOMMENDATION OF THE AUDIT COMMITTEE, THE BOARD RECOMMENDS THAT THE
  SHAREHOLDERS ELECT DELOITTE & TOUCHE LLP AS AUDITORS FOR THE COMPANY FOR THE
                                   YEAR 1995.

                                 MISCELLANEOUS

VOTE REQUIRED

     The Annual Meeting of Shareholders will not be organized for the transaction of business unless a quorum is present. The presence in person or by proxy of shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast shall constitute a quorum. Votes withheld and abstentions will be counted but broker non-votes will not be counted in determining the presence of a quorum.

     In the election of Directors, the three nominees who receive the greatest number of votes cast at the Annual Meeting by the holders of the Common Stock present in person or by proxy and entitled to vote, assuming the presence of a quorum, will be elected as Directors for a term of three years. Since no written notice was received by the Company from a shareholder that a nomination would be made by the shareholder at the Meeting pursuant to the nomination procedure provided for in the Company's bylaws, votes may only be cast for or withheld from the Company's nominees.

     With respect to the proposal to amend the Company's Restated Articles to increase the number of authorized shares of Common Stock, the affirmative vote of a majority of the votes cast by all shareholders entitled to vote thereon at the Annual Meeting, assuming the presence of a quorum, is required to adopt the proposed amendment.

     Under Pennsylvania law, approval of the proposal to elect Deloitte & Touche LLP as Auditors for the Company for the year 1995 requires the affirmative vote of a majority of the votes cast on the proposal.

     Pennsylvania law provides that abstentions and broker non-votes are not votes cast. Therefore, with respect to the election of Directors and the adoption of the two proposals being voted upon, abstentions and broker non-votes do not count either for or against such election or adoption.

SOLICITATION COSTS

     The costs of the solicitation of proxies will be borne by the Company. Arrangements may be made by the Company with brokerage houses and other custodians, nominees and fiduciaries for them to forward solicitation materials to the beneficial owners of the shares such brokerage houses and other custodians, nominees and fiduciaries who hold of record, and the Company may reimburse them for the reasonable expenses they incur in so doing. To assist in the solicitation of proxies, the Company has engaged D. F. King & Co., Inc., for a fee of $12,000, plus out-of-pocket expenses. Directors, Officers or regular employees of the Company may, without additional compensation therefor, also make solicitations personally or by telephone or telegraph.

SHAREHOLDER PROPOSALS

     Proposals which shareholders intend to present for consideration at the 1996 Annual Meeting of Shareholders must be received by the Secretary of the Company not later than November 3, 1995, in order to be eligible for inclusion in the Proxy Statement and Proxy Card relating to such Annual Meeting.

OTHER MATTERS

     So far as is known, no matters other than those described herein are expected to come before the Meeting. It is intended, however, that the proxies solicited hereby will be voted on any other matters which may properly come before the Meeting, or any adjournment thereof, in the discretion of the person or persons voting such proxies unless the shareholder has indicated on the Proxy Card that the shares represented thereby are not to be voted on such other matters.

                                                        Pittsburgh, Pennsylvania
                                                        March 10, 1995

                                PPG INDUSTRIES, INC.
                   One PPG Place, Pittsburgh, Pennsylvania 15272
                                   PROXY CARD

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF PPG INDUSTRIES, INC. FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 20, 1995.

The undersigned, having received the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated March 10, 1995, hereby appoints J.E. DEMPSEY, H.K. LINGE and G.A. ZOGHBY, or any of them, with full power of substitution to each, Proxies to represent the undersigned and to vote all of the shares of the Common Stock of PPG Industries, Inc. (the "Company" or "PPG") that the undersigned would be entitled to vote if personally present at the 1995 Annual Meeting of Shareholders of the Company, or any adjournment thereof.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED ON THE REVERSE SIDE HEREOF. IF NO DIRECTION IS GIVEN, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR DIRECTORS PROPOSED BY THE BOARD OF DIRECTORS (THOSE NOMINEES ARE ERROLL B. DAVIS, JR., ALLEN J. KROWE AND ROBERT MEHRABIAN) FOR THE ELECTION OF DELOITTE & TOUCHE LLP AS AUDITORS FOR 1995 AND FOR THE PROPOSAL TO AMEND THE RESTATED ARTICLES OF THE COMPANY TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK. Shares to be voted FOR the election of the nominees proposed by the Board of Directors will be voted cumulatively, in the discretion of the Proxies, for any nominees other than nominees with respect to whom authority to vote FOR has been withheld. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

    PLEASE SIGN AND DATE THIS PROXY CARD ON THE REVERSE SIDE AND RETURN IT
                    PROMPTLY IN THE ENCLOSED REPLY ENVELOPE.

                                       Please mark your votes with an "X".
                                       PPG'S DIRECTORS RECOMMEND A VOTE
                                          "FOR" ITEMS 1, 2 and 3
                                                    FOR    WITHHELD
               1. ELECTION OF THREE DIRECTORS:     [    ]   [    ]
                  (See Reverse)
               FOR, EXCEPT VOTE WITHHELD FROM
               THE FOLLOWING NOMINEES:
                                                      FOR    AGAINST  ABSTAIN
               2. ELECTION OF DELOITTE & TOUCHE LLP  [    ]   [    ]   [    ]
                  AS AUDITORS FOR 1994.
                                                   FOR    AGAINST  ABSTAIN
               3. PROPOSAL TO AMEND THE RESTATED  [    ]   [    ]   [    ]
                  ARTICLES TO INCREASE THE NUMBER
                  OF AUTHORIZED SHARES OF
                  COMMON STOCK.


      ---------------------------------        ------------------, 1995
               SIGNATURE/S/                           DATED

      PLEASE SIGN AS NAME(S) APPEAR
      HEREON AND RETURN PROMPTLY. GIVE
      FULL TITLE IF SIGNING FOR A
      CORPORATION OR PARTNERSHIP OR
      AS ATTORNEY, AGENT OR IN ANOTHER
      REPRESENTATIVE CAPACITY.

                                                 [X] Please mark your
                                                     votes like this

 --------   ------------------   --------------   -------------------
  Common     Div. Reinv. Plan     Savings Plan     Can. Savings Plan

              PPG INDUSTRIES, INC.
LOGO          One PPG Place                    PROXY AND VOTING INSTRUCTION CARD
              PITTSBURGH, PA 15272
- --------------------------------------------------------------------------------
           PPG'S DIRECTORS RECOMMEND A VOTE "FOR" ITEMS 1, 2 AND 3.
- --------------------------------------------------------------------------------

1. ELECTION OF THREE DIRECTORS  FOR  WITHHELD   2. ELECTION OF                        3. PROPOSAL TO AMEND THE
   (See Reverse)                [ ]  [      ]      DELOITTE &  FOR  AGAINST  ABSTAIN     RESTATED ARTICLES TO  FOR  AGAINST ABSTAIN
                                                   TOUCHE LLP  [ ]  [     ]  [     ]     INCREASE THE NUMBER   [ ]  [     ] [     ]
FOR, EXCEPT VOTE WITHHELD FROM THE                 AS AUDITORS                           OF AUTHORIZED SHARES
FOLLOWING NOMINEE(S):                              FOR 1995.                             OF COMMON STOCK.
_____________________________________________
- ------------------------------------------------------------------------------------------------------------------------------------
                                                                              To obtain an Admission card to the Annual
                                                                              Meeting, place an "X" in the box to the right.  [   ]
                                                                              ______________________________________________________
                                                                              ______________________________________________________
                                                                              ______________________________________________________
                                                                              ______________________________________________________

      Signature(s) ___________________________________________________________                     Date ____________________________
      NOTE: Please sign as name(s) appear hereon. Give full title if signing for a corporation or partnership or as attorney, agent or in another representative capacity.
- ------------------------------------------------------------------------------------------------------------------------------------
                                                       FOLD AND DETACH HERE


                             PPG INDUSTRIES, INC.
                     LOGO    One PPG Place
                             Pittsburgh, PA 15272

               ANNUAL MEETING OF SHAREHOLDERS -- APRIL 20, 1995

The Annual Meeting of Shareholders of PPG Industries, Inc. will be held on Thursday, April 20, 1995 at The Pittsburgh Hilton, Gateway Center, Pittsburgh, Pennsylvania, at 2:00 p.m.

The top (blue shaded) portion of this form is your PROXY AND VOTING INSTRUCTION CARD. Please COMPLETE, SIGN and DATE the CARD and then DETACH and RETURN the completed CARD promptly in the enclosed reply envelope. You should do so even if you plan to attend the Annual Meeting. If you do attend, you may override your proxy and vote in person if you wish.

If you plan to attend the Annual Meeting, please mark an "X" in the box provided on the CARD. An admission card will be mailed to you at the address printed on the card. If your shares are held in joint names, you will each receive an admission card. If you intend to bring a guest, please print their name on the lines below the admission card request box. If your admission card should be sent to an address other than the address imprinted on the card, please print that address on the lines below the admission card request box.

PLEASE COMPLETE, SIGN AND DATE YOUR PROXY AND VOTING INSTRUCTION CARD, DETACH IT AND RETURN IT PROMPTLY IN THE ENCLOSED REPLY ENVELOPE.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF PPG INDUSTRIES, INC. FOR
            THE ANNUAL MEETING OF SHAREHOLDERS ON APRIL 20, 1995.

The undersigned, having received the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated March 10, 1995, hereby appoints J.E. DEMPSEY, H.K. LINGE and G.A. ZOGHBY, or any of them, with full power of substitution to each, proxies to represent the undersigned and to vote all of the shares of the Common Stock of PPG Industries, Inc., (the "Company") that the undersigned would be entitled to vote if personally present at the 1995 Annual Meeting of Shareholders of the Company, or any adjournment thereof, as directed on the reverse side hereof and in their discretion on such other matters as may properly come before the meeting or any adjournment thereof.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED ON THE REVERSE SIDE HEREOF. IF NO DIRECTION IS GIVEN, HOWEVER, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR PROPOSED BY THE BOARD OF DIRECTORS (THOSE NOMINEES ARE ERROLL B. DAVIS, JR., ALLEN J. KROWE AND ROBERT MEHRABIAN) FOR THE ELECTION OF DELOITTE & TOUCHE LLP AS AUDITORS
FOR 1995, AND FOR THE PROPOSAL TO AMEND THE RESTATED ARTICLES OF THE COMPANY TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK. Shares to be voted FOR the election of the nominees proposed by the Board of Directors will be voted cumulatively, in the discretion of the proxies, for any nominees other than nominees with respect to whom authority to vote FOR has been withheld. This card votes all of the shares of the Common Stock of the Company held under the same registration in any one or more of the following manners: as a shareholder of record; in the PPG Industries, Inc. Dividend Reinvestment and Stock Purchase Plan; and in the PPG Canada Inc. Employee Savings Plan. With respect to shares held in the PPG Industries Employee Savings Plan (the "Plan"), this card constitutes a direction to the Trustee for the Plan to vote the shares of Common Stock of the Company allocated to the undersigned's account in the Plan as indicated on the reverse side hereof.

PLEASE COMPLETE, SIGN AND DATE THIS CARD ON THE REVERSE SIDE AND RETURN IT PROMPTLY IN THE ENCLOSED REPLY ENVELOPE.
- --------------------------------------------------------------------------------
                             FOLD AND DETACH HERE